SECURITIES AND EXCHANGE COMMISSION

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 Date of Report
               (Date of earliest event reported): October 12, 2004


                             ADVANCED PHOTONIX, INC.
             (Exact Name of Registrant as specified in its Charter)



                Delaware              1-11056          33-0325826
      (State or other jurisdiction  (Commission      (IRS Employer
          of incorporation)         File Number)   Identification No.)



                 1240 Avenida Acaso, Camarillo, California 93012
               (Address of Principal Executive Offices) (ZIP Code)


       Registrant's telephone number, including area code: (805) 987-0146


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14.a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Pursuant to Exchange Act Release Numbers 33-8400 and 34-49424, Advanced Photonix, Inc. ("the Company") is furnishing the information required by Item
1.01 of Form 8-K, "Entry Into a Material Definitive Agreement".

     On October 12, 2004, the Registrant issued a press release announcing that it had entered into a definitive agreement for the private placement to three institutional investors of $5 million aggregate principal amount of its senior convertible notes. The notes are convertible at the option of the holder under certain circumstances into shares of the Company's common stock at an initial conversion price of $1.9393 per share, subject to adjustment. The notes will pay interest quarterly in arrears at an annual rate of Prime plus 1% and will mature on September 30, 2007. The notes are secured by a lien subordinated to any lien securing the Company's existing bank line of credit. In addition, $2.5 million of the purchase price for the notes is required to be held in a cash collateral account subject to release upon satisfaction of certain conditions specified in the purchase agreement.

     In connection with the transaction, the Company will issue to the investors five-year warrants to purchase 850,822 shares of the Company's common stock at an exercise price of $2.1156 per share, subject to adjustment. The investors will have the option for a period of one year following effectiveness of the registration statement to acquire an additional $5 million aggregate principal amount of the notes with an initial conversion price of $2.1156 per share and five-year warrants to purchase an additional 850,822 shares of common stock.

     The Company has agreed to register the shares of common stock issuable upon conversion of the notes and upon exercise of the warrants for resale under the Securities Act of 1933. The notes, the warrants and the shares of common stock issuable upon conversion of the notes and upon exercise of the warrants have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

     A copy of the press release and related documents are included herewith as exhibits to this filing.





Exhibit Index
----------------------------------------------

Exhibit 10.13 Securities Purchase Agreement dated October 11, 2004 between Advanced Photonix, Inc. and Smithfield Fiduciary LLC, Iroquois Capital LP, Bluegrass Growth Fund, LP and
                    Bluegrass Growth Fund, Ltd. (the "Buyers").

Exhibit 10.13.1 Registration Rights Agreement dated October 11, 2004 between Advanced Photonix, Inc. and the Buyers.

Exhibit 10.13.2     Form of Senior Subordinated Convertible Note.

Exhibit 10.13.3     Form of Warrant.

Exhibit 10.13.4     Form of Additional Investment Right.

Exhibit 99.1        Press Release of Advanced Photonix, Inc. dated
                    October 12, 2004 announcing the private placement of senior convertible notes.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     ADVANCED PHOTONIX, INC.



                                     By:  /s/ Susan A. Schmidt
                                          ----------------------------------
                                          Susan A. Schmidt
                                          Chief Financial Officer and Secretary